UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Election of Directors

On July 31, 2014 the Registrant's Board of Directors voted to increase the number of members of the Board of Directors to five, and to appoint Zhimin Li to fill the vacancy on the Board.  Information about Zhimin Li follows.

Zhimin Li has been appointed to the board in order that the Registrant can obtain the benefit of his 24 years of experience in business management.  Most recently, Mr. Li has been employed, since 2011, as General Manager of Xingtai Leshen Edible Oil Company. From 2009 to 2011 Mr. Li was employed as Vice General Manager by Shijiazhuang Fuge Pharmaceutical Company.  From 1990 until 2009 he served as Chairman and General Manager of the Gaocheng Electric Pole factory. In addition, from 2006 to 2009, Mr. Li also served as Director of the Hebei Hongda Fertilizer Company, and from 2002 to 2012 Mr. Li served as Director of Shijiazhuang Sifang Road and Bridge Company. In 1997 Mr. Li was awarded a junior college degree in business administration by the Hebei Radio & TV University.

The Registrant will pay Zhimin Li 4,000 Renminbi ($646) per month for his services on the Board, and will issue 10,000 shares of common stock to him for each year in which he serves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: August 6, 2014	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer